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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Wave Systems Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 27, 2003

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

        Notice is hereby give that the 2003 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4 p.m. on Wednesday, August 27, 2003 at The Metropolitan Hotel, 569 Lexington Avenue, New York, New York, for the following purposes:

          1.     To re-elect John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague as directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

          2.     To consider and act upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock that the Company is authorized to issue from 75,000,000 to 120,000,000;

          3.     To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on August 1, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

By Order of the Board of Directors,
Gerard T. Feeney Secretary
Lee, Massachusetts August 7, 2003

YOUR VOTE IS IMPORTANT

If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS
to be held on August 27, 2003

General

        This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the 2003 Annual Meeting of Stockholders to be held on, August 27, 2003 (the "Annual Meeting") commencing at 4 p.m., at The Metropolitan Hotel, 569 Lexington Avenue, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

        The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is August 11, 2003.

Voting Rights and Votes Required

        Only stockholders of record at the close of business on August 1, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. As of such record date, the Company had outstanding 51,783,950 shares of Class A Common Stock and 314,225 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person, or represented by proxy (including shares of Common Stock which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

        The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of the majority of shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of the proposal to amend the Restated Certificate of Incorporation of the Company. Abstentions with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. Abstentions with regard to the amendment to the Restated Certificate of Incorporation will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the number of shares of Common Stock present and entitled to vote with respect to those particular matters, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on those matters will have the same legal effect as a vote against such matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to such matter.

        The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND

NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        The Company's Annual Report, including financial statements for the fiscal year ended December 31, 2002, has been mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information about securities authorized for issuance under the Company's equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	10,846,298	$5.45	1,265,203
Wave equity compensation plans not approved by security holders	129,365	5.10	—

Total Company plans	10,975,663	$5.44	1,265,203
WaveXpress equity compensation plans not approved by security holders(1)	1,402,841	$1.21	1,069,382

(1)
The WaveXpress equity compensation plans provide grants of options to purchase shares of WaveXpress Common Stock. Accordingly the WaveXpress equity plans have no dilutive effect on the existing shareholders of Wave.

        Wave Equity compensation plans not approved by security holders are comprised of the following:

        In connection with a software development agreement that the Company entered into with Archon Technologies, Inc. ("Archon"), the Company issued to Archon a warrant to purchase 50,000 shares of Class A Common Stock at $3.48 per share, pursuant to an individual compensation plan with Archon (the "Archon Plan"). The warrant became exercisable on November 9, 2002, and expires on November 9, 2007. No additional warrants are required to be granted pursuant to the Archon Plan.

        A director of WaveXpress, Inc. ("WaveXpress"), a joint venture between the Company and Sarnoff Corporation, was granted a warrant to purchase 10,000 shares of Class A Common Stock at $10.00 per share, pursuant to an individual compensation plan with the director, upon acceptance of an offer to serve on WaveXpress' board. This warrant is currently exercisable and expires on August 24, 2004. No additional warrants are required to be granted pursuant to this individual compensation plan.

        As a result of the successful placement of 350 shares of Series B preferred stock, a consultant from Digital Media Group, Inc. ("Digital Media") was issued warrants by the Company to purchase 15,000 Class A Common Stock at a price of $3.09 per share, pursuant to an individual compensation plan with Digital Media (the "Digital Media Plan"). No additional warrants are required to be granted pursuant to the Digital Media Plan. These warrants are currently exercisable and expire on March 1, 2006.

        In connection with a consulting agreement that the Company entered into with the William Morris Agency, Inc. ("William Morris"), the Company issued William Morris a warrant to purchase 10,000 shares of Class A Common Stock at $14.73 per share, pursuant to an individual compensation plan with William Morris (the "William Morris Plan"). No additional warrants are required to be granted pursuant to the William Morris Plan. This warrant is currently exercisable and expires on March 31, 2004.

        In connection with an agreement that the Company entered into with an outside sales representative, the Company issued warrants to purchase 44,365 shares of Class A Common Stock at prices ranging from $0.95 to $1.45 per share, pursuant to an individual compensation plan with the sales representative. No additional warrants are required to be granted pursuant to the individual compensation plan for the sales representative. These warrants are currently exercisable and expire January 1, 2013 through April 30, 2013.

        The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of May 30, 2003 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.

Beneficial Owner (1)	Number of Shares of Class A Common Stock Owned(2)	Percent of Class	Number of Shares of Class B Common Stock Owned	Percent of Class	Percent of All Outstanding Common Stock(3)
Peter J. Sprague(4), (12)	1,928,834	3.2	161,000	51.2	3.5
John E. Bagalay, Jr.(5)	126,000	*	0	*	*
Nolan Bushnell(6)	56,316	*	4,316	1.4	*
George Gilder(7)	208,000	*	2,000	*	*
John E. McConnaughy, Jr.(8)	66,750	*	0	*	*
Steven Sprague(9), (12)	1,981,660	3.5	42,102	13.4	3.5
Gerard T. Feeney(10)	800,000	1.4	0	*	1.4
All executive officers and directors as a group (7 persons)(11)	4,944,060	8.5	209,418	66.6	8.9

*
Less than one percent.

(1)
Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2)
Includes shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3)
In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 4.5%; John E. Bagalay, Jr., less than 1%;

  Nolan Bushnell, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., less than 1%; Steven Sprague, 3.8%; Gerard T. Feeney, 1.4%; and all Executive Officers and directors as a group, 10.1%.

(4)
Includes 1,122,500 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238. Mr. Sprague resigned as a director and officer of the Company, effective March 31, 2003.

(5)
Includes 122,000 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(6)
Includes 52,000 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(7)
Includes 202,000 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(8)
Includes 40,000 shares of Class A Common Stock that are subject to options presently exercisable. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(9)
Includes 1,669,506 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. Also includes 37,102 shares of Class B Common Stock held in trust for the benefit of Mr. Steven Sprague's family, and for which Mr. Steven Sprague is a trustee. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(10)
Includes 600,000 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. The beneficial owner's mailing address is c/o Wave Systems Corp., 480 Pleasant Street, Lee, MA 01238.

(11)
Includes 3,808,006 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days.

(12)
Includes 223,500 shares of Common Stock beneficially owned by Mr. Steven Sprague and Mr. Peter J. Sprague in which voting and investment rights are shared.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any. Each nominee is currently a director of the Company.

The Board of Directors recommends that the Stockholders vote "FOR" the election of each of the nominees.

Information Regarding The Nominees For Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
John E. Bagalay, Jr., Ph.D.(1)(2)(3)(4)(5)	69	Acting Chairman of the Company since March 2003; Senior Advisor to the Chancellor of Boston University since January 1998; Chief Operating Officer of Eurus Technologies, Inc. from January 1999 to December 1999 and Chief Financial Officer of Eurus International, Limited (formerly known as Eurus Technologies, Inc.) since January 1999; President and CEO of Cytogen Corporation from January 1998 to January 1999 and Chief Financial Officer from October 1997 to September 1998; Managing Director, Community Technology Fund, venture capital affiliate of Boston University from September 1989 to December 1997; former General Counsel of Lower Colorado River Authority, Texas Commerce Bancshares, Inc. and Houston First Financial Group; Director of Cytogen Corporation, Decorize, Inc and several privately held companies. Mr. Bagalay's term as director expires in 2003.	1993
Nolan Bushnell(3)	60	Chairman and Chief Executive Officer of uWink.com, Inc. since December 1999 where he is leading the development of streaming media distribution models for internet entertainment. Mr. Bushnell's term as director expires in 2003.	1999
George Gilder(4)	63
		Chairman of the Executive Committee of the Company since 1996; Senior Fellow at the Discovery Institute in Seattle, Washington; author of several books, including Life After Television, Microcosm, The Spirit of Enterprise, Wealth and Poverty and most recently Telecosm; contributing editor to Forbes Magazine; Chairman of Gilder Technology Group, Inc. (publisher of monthly technology reports); former chairman of the Lehrman Institute Economic Roundtable; former Program Director for the Manhattan Institute; recipient of White House award for Entrepreneurial Excellence from President Reagan. Mr. Gilder's term as director expires in 2003.	1993

John E. McConnaughy, Jr. (1)(2)(3)(4)(5)	73	Chairman and Chief Executive Officer of JEMC Corporation; Director of Varsity Brands Inc., Levcor International, Inc., Fortune Natural Resources, Inc., Overhill Farms, Inc. and Consumer Portfolio Services Inc. Mr. McConnaughy is also Chairman of the Board of Trustees of the Strang Clinic and the Chairman Emeritus of the Board of the Harlem School of the Arts. Mr. McConnaughy's term as director expires in 2003.	1988
Steven Sprague	38	President and Chief Executive Officer of the Company since March 2000; President and Chief Operating Officer of the Company from May 1996 to March 2000; Chief Executive Officer of WaveXpress from July 2001 until March 2003 and Chairman of the Board of Directors of WaveXpress from October 1999 until March 2003; director of WaveXpress; and Vice President and director of Specialty Broadcast Networks, Inc. Mr. Sprague is the son of Peter J. Sprague, former Chairman of the Company. Mr. Sprague's term as director expires in 2003.	1997

Biographical Information Regarding Executive Officer Who Is Not A Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Officer Since
Gerard T. Feeney	44	Secretary of the Company since February 1999, Senior Vice President of Finance and Administration, and Chief Financial Officer of the Company since June 1998; Vice President of Finance and Operations and Chief Financial Officer of Xionics Document Technologies, Inc. from 1991 to 1998.	1998

(1)
Member of Nominating Committee.

(2)
Member of Compensation Committee.

(3)
Member of Audit Committee.

(4)
Member of Executive Committee.

(5)
Independent Audit Committee expert.

Involvement in Certain Legal Proceedings

        Mr. McConnaughy was the Chairman of the Board of the Excellence Group, LLC, which filed a petition for Bankruptcy under Chapter 11 of the U.S. Federal bankruptcy laws in January 1999. The Excellence Group's subsidiaries produced labels for a variety of customers.

The Board of Directors and its Committees

        The Board of Directors met five times during 2002. None of the directors attended fewer than seventy-five percent (75%) of the aggregate of the Board of Directors' meetings and the meetings of Board Committees on which he served. The Board Committees include an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

  Audit Committee

        The members of the Audit Committee are Messrs. McConnaughy, Bagalay and Bushnell each of whom is independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, listing standards and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 2002, the Audit Committee held four meetings.

  Compensation Committee

        The members of the Compensation Committee are Messrs. McConnaughy and Bagalay. The Compensation Committee administers the Company's stock option plans, reviews and recommends compensation levels of the Company's executive officers. In 2002, the Compensation Committee held two meetings.

  Nominating Committee

        The members of the Nominating Committee are Messrs. Bagalay and McConnaughy. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meetings and candidates to fill Board vacancies. The Nominating Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination for the 2004 slate of directors, in writing, no later than December 31, 2003 to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. In 2002, the Nominating Committee held one meeting.

  Executive Committee

        The members of the Executive Committee are Messrs. Bagalay, Gilder and McConnaughy. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 2002, the Executive Committee held no meetings.

Director Compensation

        Each director who is not an employee of the Company received cash compensation of $30,000 each for serving on the Board of Directors in 2002 and was paid $1,000 for each meeting attended.

Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an initial grant of options to purchase 12,000 shares of Class A Common Stock and an annual grant to purchase 10,000 shares of Class A Common Stock at fair market value. The options are granted at the time directors are appointed to the Board and upon re-election after the annual meeting of the stockholders; and vest the day following the grant. Options terminate upon the earliest to occur of (i) three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

AUDIT COMMITTEE REPORT

        The audit committee is governed by a written charter that is attached hereto as Appendix A.

Report to Stockholders

        The Audit Committee met with members of the Company's management team and independent auditors to review and discuss the audited financial statements as well as the unaudited quarterly financial statements. The Audit Committee received from the independent auditors disclosures regarding the auditors' independence required by Independence Standard No. 1. In addition, the Audit Committee discussed with the auditors the auditors' independence and other matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing meetings and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  Audit Fees

        Aggregate fees billed to the Company for the annual audit and the quarterly reviews of the consolidated financial statements for the last fiscal year totaled $209,790.

  All Other Fees

        Aggregate fees billed to the Company for services rendered by the Company's independent accountants for audit related services were $86,200. Audit related services consisted of audits of the financial statements of the Company's employee benefit plan, review of and assistance with registration statements, Form 10-Q and Form 10-K filings and amendments thereto, issuance of consents and accounting advice. Non-audit fees billed to the Company by its independent auditors totaled $30,600 and consisted of tax compliance services. The audit committee believes that the provision of non-audit services during the 2002 fiscal year does not affect the accountants' ability to maintain independence with respect to the Company.

Audit Committee
John E. McConnaughy John E. Bagalay Jr. Nolan Bushnell

EXECUTIVE COMPENSATION

  Summary Compensation Table

        The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000. (collectively, the "Named Executive Officers") for services rendered in all capacities during 2002, 2001 and 2000.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Number of Shares Underlying Options(#)
	Year	Salary($)	Bonus($)
Peter J. Sprague(1) Former Chairman	2002 2001 2000	$185,000 185,000 185,000	$200,391 105,000 150,000	200,000 200,000 100,000
Steven Sprague(2) President and Chief Executive Officer	2002 2001 2000	250,000 250,000 250,000	161,500 175,000 250,000	252,500 250,000 500,000
Gerard T. Feeney(3) Senior Vice President, Chief Financial Officer and Secretary	2002 2001 2000	185,000 185,000 185,000	102,000 105,000 150,000	150,000 150,000 100,000

(1)
Mr. Peter Sprague was awarded a bonus of $150,000 that was paid in 2000 and was fully applied to his outstanding loans with the Company. In 2002 Mr. Sprague was awarded a bonus of approximately $174,000 that was applied in full to his outstanding loan with the Company. Such bonus was not awarded at fiscal year end as is the Company's usual practice. Mr. Sprague resigned as an officer and director of the Company, effective March 31, 2003.

(2)
Mr. Steven Sprague was elected President and Chief Executive Officer of the Company on June 26, 2000. Previously, Mr. Sprague was President and Chief Operating Officer of the Company from May 23, 1996 until he was elected Chief Executive Officer.

(3)
Mr. Gerard T. Feeney was hired as Senior Vice President, Finance and Administration and Chief Financial Officer on June 8, 1998 and was elected Secretary on February 25, 1999.

  Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2002 by the Company to the Named Executive Officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Shares Underlying Options Granted (#)
		% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date
					5%($)	10%($)
Peter J. Sprague	200,000	12.4%	$2.01	2/1/12	$252,816	$640,684
Steven Sprague	252,500	15.7%	$2.01	2/1/12	319,180	808,864
Gerard T. Feeney	150,000	9.3%	$2.01	2/1/12	189,612	480,513

(1)
The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the Common Stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock.

  Fiscal Year End Option Value Table

        The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 2002, and the aggregate number and value of options exercised by the Named Executive Officers during 2002.

			Number of Shares Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-The-Money Options at December 31, 2002($)(1)
Name	Shares Acquired on Exercise	Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Sprague	-0-	$-0-	955,833	366,667	$32,693	$-0-
Steven Sprague	-0-	-0-	1,366,172	585,833	66,227	-0-
Gerard T. Feeney	-0-	-0-	466,667	283,333	-0-	-0-

(1)
The last reported bid price for the Company's Class A Common Stock on December 31, 2002 was $1.33 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $1.33, multiplied by the number of shares of Common Stock underlying the respective options.

  Employment Contracts

        Since November 1998, the Company has had an employment agreement with Steven Sprague that provides that Mr. Sprague shall serve as President and Chief Executive Officer of the Company for consecutive one year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Sprague will be paid a minimum base salary of $185,000 per year subject to increase from time to time as determined by action of the Board of Directors. The employment agreement also provides that Mr. Sprague will be entitled to an annual bonus. The annual bonus is comprised of two portions: fixed and incentive. The fixed portion of the bonus is guaranteed and calculated to be equal to 50% of each year's annual salary. The incentive portion of the bonus is based on proper execution of the role of President and Chief Executive Officer. See "Report of the Compensation Committee—Base Salaries and Bonuses for 2002". In the event that Mr. Sprague's employment is terminated without cause or in certain other circumstances, Mr. Sprague will be paid a lump sum in an amount equal to three (3) year's annual base salary then in effect, and continue health insurance and other benefits for a period equal to the remaining Term of Employment then in effect. This employment agreement also contains a two-year post termination covenant not to compete.

        Since June 1998, the Company also has had an employment agreement with Gerard T. Feeney that provides that Mr. Feeney shall serve as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company for consecutive one year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Feeney will be paid a minimum base salary of $160,000 per year subject to increase from time to time as determined by action of the Board of Directors. The employment agreement also provides that Mr. Feeney will be entitled to an annual bonus. The annual bonus is comprised of two portions: fixed and incentive. The fixed portion of the bonus is guaranteed and calculated to be equal to 50% of each year's annual salary. The incentive portion of the bonus is based on proper execution of the role of Chief Financial Officer. See "Report of the Compensation Committee—Base Salaries and Bonuses for 2002". In the event that Mr. Feeney's employment is terminated without cause or in certain other circumstances, Mr. Feeney will be paid a lump sum in an amount equal to one year's annual base salary then in effect, and a guaranteed portion of bonus, benefits and similar relocation package. However in the event Mr. Feeney secures employment elsewhere during the one-year period subsequent to termination, severance pay will stop once employment has begun with the new employer. In addition, Mr. Feeney's options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to his next anniversary-vesting period. This employment agreement also contains a two-year post termination covenant not to compete.

Compensation Interlocks and Insider Participation

        None of the members of the Compensation Committee of the Company were officers or employees of the Company, nor was any executive officer of the Company a director or member of the compensation committee of any entity, of which an executive officer or director of such entity served on the Compensation Committee or as a director of the Company. None of the members of the Compensation Committee of the Company had any relationship with the Company which would require disclosure under "Certain Relationships and Related Transactions" herein.

Report of the Compensation Committee

General

        The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Messrs. McConnaughy and Bagalay. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option plans including the awarding of grants thereunder.

Compensation Philosophy

        The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the Company's overall success. The Company attempted to accomplish this goal by offering contractual compensation at the time the executives were hired that was competitive in the security, software and services industries, to motivate executives to achieve the Company's business objectives and to align the interests of the officers with the long-term interests of stockholders. The Company no longer makes such comparisons to the other companies in their industry when setting compensation.

Forms of Compensation

        The Company provides its executive officers with a compensation package consisting of base salary, fixed and incentive bonuses and participation in benefit plans generally available to other employees. In setting the incentive portion of the compensation, the Compensation Committee considers individual performance and the financial position of the Company. When the fixed portion of the compensation was set in 1998, the Compensation Committee considered market information regarding compensation paid by other emerging companies in the Company's industry. The Compensation Committee no longer makes such comparisons.

        Base Salary.    Salaries for the Company's executive officers were initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the Company's industry for individuals of similar education and background to the executive officers being recruited. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on the Compensation Committee's determination that the individual's level of contribution to the Company has increased since their salary had last been reviewed.

        Bonuses.    According to the employment contracts with both the Chief Executive Officer and Chief Financial Officer, the annual bonus is comprised of two portions: fixed and incentive. The fixed portion of the bonus is guaranteed and calculated to be equal to 50% of each year's annual salary. The incentive portion of the bonus is based on proper execution of the role of each officer. Incentive bonus payments to employees other than the Chief Executive Officer are determined subjectively by the Compensation Committee, in consultation with the Chief Executive Officer, based on the employee's performance of his or her responsibilities. The incentive bonus is not based on the Company's financial performance nor are there any stated objectives or stipulations that the employee must meet. The Compensation Committee also looks at the Company's available funds. The Chief Executive Officer's incentive bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

        Long-Term Incentives.    Longer-term incentives are provided through the Company's stock option plans, which reward executives and other employees through the growth in value of the Company's stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of the Company's common stock on the date of grant and will provide value to the executive officers only when the market price of the common stock increases over the exercise price.

        The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code.

        Consistent with the provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a written policy prohibiting future loans to officers and directors.

Base Salaries and Bonuses for 2002

        As part of the Company's compensation policy the Company awarded the following bonuses to the Named Executive Officers: $200,391 to Mr. Peter J. Sprague, former Chairman, of which $174,000 had no connection with corporate performance and was applied in full to his outstanding loan with the Company and $26,391 was an incentive bonus awarded in relative conformity with prior years' bonuses; $161,500 to Mr. Steven Sprague, President and Chief Executive Officer comprised of a fixed bonus portion of $125,000 and an incentive bonus portion of $36,500; and $102,000 to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary comprised of a fixed bonus portion of $92,500 and an incentive bonus portion of $9,500 awarded in relative conformity with prior years' bonuses. Mr. Steven Sprague was also granted options in 2002 to purchase 252,500 shares of Common Stock.

Compensation of the Chief Executive Officer

        The Chief Executive Officer received a base salary of $250,000 and a $125,000 fixed portion of a bonus which was set in his 1998 employment contract. An incentive bonus of $36,500 was paid to the Chief Executive Officer based on his success in developing customer relations that had not existed in the past. The Chief Executive Officer received a grant of 252,500 options in line with prior years' stock option grants for a similar level of performance by the Company. The Committee believes that CEO compensation was appropriately based upon the Company's financial position and performance.

Respectfully submitted,
Compensation Committee
John E. McConnaughy, Jr. John E. Bagalay, Jr.

Certain Relationships and Related Transactions

Loans Receivable from Director/Officers

        The Company had outstanding loans receivable from officers totaling $1,277,860 less a reserve for uncollectibility of $999,518 for a net balance of $278,342 as of December 31, 2002. Loans receivable from officers were $1,380,050 with no reserve as of December 31, 2001. Some of the loans, as indicated below were extended beyond their original terms by one year. These loans and extensions thereon, were granted to the officers, prior to the enactment of the Sarbanes-Oxley Act of 2002, to allow them to satisfy certain personal financial obligations that would otherwise have required them to liquidate some of their holdings of the Company's shares of Common Stock. The loans were granted and extended as a means to mitigate a potential unfavorable impact to the Company's Common Stock share price as a result of the officers selling large blocks of shares of Common Stock. The officer loans consist of the following:

        On March 26, 2001 the Company made a personal loan to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary of the Company as evidenced by a demand note for $250,000, which sum was due and payable to the Company on March 26, 2002 and bore interest at a rate per annum equal to 1% over the prime interest rate. Interest on the loan accrued monthly and was payable at maturity. The terms of the loan were substantially equivalent to market terms available at that time. The due date of the demand note was subsequently extended until March 26, 2003. As of December 31, 2002 the loan balance, including accrued interest was $278,342. As of March 26, 2003 the loan balance, including accrued interest thereon was $281,399. On March 27, 2003, the Compensation Committee approved a bonus in an amount equal to Mr. Feeney's obligations with respect to such loan and accrued interest. Proceeds of this bonus have been used to repay the loan and all interest accrued on such loan. This bonus was granted during the year so that Mr. Feeney could repay his loan, rather than at fiscal year end when bonuses are usually awarded. The factors used in granting this bonus were the amount of the loan, the ability to repay the loan and the impact that non-repayment of the loan would have on Mr. Feeney's abilities to fulfill his duties for the Company. The Company no longer intends to award bonuses to executive officers or directors in order for them to repay outstanding loans because there are no outstanding loans to any current executive officers or directors and the Sarbanes-Oxley Act of 2002 prohibits any future such loans. The largest aggregate amount outstanding with respect to indebtedness of Mr. Feeney during 2002 was $278,342. Wave intends to take this bonus into account when considering future bonus awards to Mr. Feeney.

        Also during 2001, the Company made personal loans to Mr. Peter J. Sprague, former Chairman of the Company and the father of the Company's President and Chief Executive Officer, Steven K. Sprague, totaling approximately $1,062,139. The loans were evidenced by demand notes for $713,320 dated February 27, 2001, $184,500 dated July 25, 2001 and $164,319 dated September 5, 2001. These demand notes carry terms of one year and bear interest at a rate per annum equal to 1% over the prime rate of interest. Interest on the loans accrues monthly and is payable at maturity. The terms of the loans were substantially equivalent to market terms available at that time. Two of the loans in the amount of $713,320 and $184,500 plus accrued interest came due on February 27, 2002 and July 25,

2002, respectively and were extended for an additional year beyond their original due dates, prior to the enactment of the Sarbanes-Oxley Act of 2002. The remaining loan, which had an original face value of $165,319 and a balance of $174,391 including accrued interest, came due in September 2002. On November 12, 2002, the Compensation Committee approved the payment of a bonus that Mr. Sprague used to repay the $164,319 balance of the loan due in September 2002 plus accrued interest of $10,072. Accordingly, the Company recognized approximately $174,391 as bonus expense in selling, general and administrative expense in its statement of operations for the year ended December 31, 2002. This bonus was granted during the year so that Mr. Sprague could repay his loan, rather than at fiscal year end when bonuses are usually awarded. This bonus was awarded based on the same factors as the bonus awarded to Mr. Feeney. As of December 31, 2002, the balances of these two loans were $799,143 that came due on February 27, 2003 and $200,374 that is due on July 25, 2003, for a total of $999,518. As of April 23, 2003, the balances of these two loans were $810,735 that came due on February 27, 2003 and $203,373 that is due on July 25, 2003, for a total of $1,014,109. Mr. Sprague is currently in the process of arranging for repayment of the loans; and the Company expects to be repaid the entire balance of $1,014,109 plus all accrued interest. Mr. Sprague resigned as Chairman of the Company as of March 31, 2003. Mr. Sprague has been appointed Chairman and Chief Executive Officer of WaveXpress. The largest aggregate amount outstanding with respect to indebtedness of Mr. Sprague during 2002 was $1,161,573.

        Consistent with the provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a written policy prohibiting future loans to officers and directors (see "Compensation Committee Report" above).

Specialty Broadcast Networks

        In August 2001, the Company loaned $150,000 to Specialty Broadcast Networks ("SBN") pursuant to an unsecured convertible term note. SBN's business is to create new video and Internet content networks and aggregate this content into commercially viable web sites and interactive networks. The loan was made to SBN to fund initial operations. The largest aggregate amount due the Company under the note during 2002 was $159,879, including accrued interest of $9,879. The Company also entered into a stock purchase agreement pursuant to which the Company acquired a 50% stake in SBN, for a nominal amount. Steven Sprague is a director and executive officer of SBN. The note bears interest at a rate per annum equal to the prime rate and is convertible into shares of SBN common stock. Interest on the note accrues monthly. As of April 23, 2003 the loan balance, including accrued interest thereon was approximately $161,853. The note together with accrued interest is due and payable no later than April 30, 2004. The Company's commitment to make further loans to SBN pursuant to the note expired on February 3, 2002, and the Company has made no further loans to SBN.

Compensation to Michael Sprague

        During 2002, Michael Sprague, son of Mr. Peter J. Sprague, the former Chairman of the Company, served as Vice President of Services Development of WaveXpress and was paid compensation of $125,619 for serving in this capacity.

Performance Graph

        The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Market Value Index and the Computer Related Services SIC Code Index from December 31, 1997 through December 31, 2002. These comparisons assume the investment of $100 on December 31, 1997 and the reinvestment of dividends. The stock performance on the graph is not necessarily indicative of future stock price performance.

Wave Systems Corp.
Comparison of Cumulative Total Return to Stockholders
December 31, 1997 through December 31, 2002

	Wave Systems	Peer Group (SIC Code 7379)	NASDAQ Market
12/31/97	100.00	100.00	100.00
12/31/98	336.03	210.72	141.01
12/31/99	1061.01	430.60	248.72
12/31/00	399.94	56.95	156.35
12/31/01	199.09	50.80	124.64
12/31/02	118.21	36.45	86.94

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

        Mr. Steven Sprague filed one report on Form 4 in an untimely manner. Four transactions that occurred on September 3, 2002 and one transaction on September 4, 2002 were not reported on Form 4 until September 11, 2002. Other than that, based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2002 fiscal year, all required Section 16(a) filings were made on a timely basis.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK
FROM 75,000,000 TO 120,000,000

        The Board of Directors recommends that the shareholders approve the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock from 75 million to 120 million shares. At May 28, 2003, 51,781,918 shares of Class A Common Stock were outstanding. There is no proposal to increase the number of shares of Class B Common Stock or Preferred Stock. If the proposed amendment is adopted, the first paragraph of Article Four of the Company's Restated Certificate of Incorporation will be amended to read as follows:

FOURTH. (1) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000) shares divided into the following classes:

(a) One Hundred Twenty Million (120,000,000) shares of Class A Common Stock with a par value of one cent ($0.01) per share;

(b) Thirteen Million (13,000,000) shares of Class B Common Stock with a par value of one cent ($0.01) per share; and

(c) Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.

        The increase in authorized shares of Class A Common Stock would permit the Company to (i) sell shares of Class A Common Stock for cash, (ii) continue the issuance of additional options, and shares of Class A Common Stock upon exercise thereof, in connection with the Company's Stock Option Plans, and any amendment thereto, and (iii) use the Class A Common Stock for other purposes, without the delay and expense of calling a special meeting of shareholders for such purpose. The Company might also use the additional shares to frustrate a third-party transaction providing an above market premium that is favored by a majority of the independent shareholders. If the proposed increase in the amount of authorized shares of Class A Common Stock is approved, the shares of Class A Common Stock could be issued by action of the Board of Directors, at any time and for any purpose, without the expense and delay of further approval or action by the shareholders, subject to the provisions of the Restated Certificate of Incorporation and other applicable legal requirements. If the proposed increase in the amount of authorized shares of Class A Common Stock is not approved, the Company will not be able to raise additional funds through the sale of it's Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock, as may be required. The Company currently plans to issue shares of Class A Common Stock in connection with the Company's stock option plans. The Company will also attempt to raise additional funds through the sale of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock by the end of the fiscal year, if possible. There are no current plans or arrangements regarding any offering.

        The issuance of additional shares of Class A Common Stock in transactions with current holders of shares of Class A Common Stock or other related parties and under certain circumstances whereby ownership may become concentrated in a related party could have the effect of discouraging or impeding an unfriendly attempt to acquire control of the Company. Shares of Class A Common Stock could be issued to persons, firms or entities known to be more favorable to management, thus creating possible voting impediments and assisting management to retain their positions. Also, the holders of the Company's Class B Common Stock are entitled to five (5) votes per each share in the event there is an attempt to acquire control of the Company. Furthermore, the options that have been granted under each of the Company's compensation plans automatically vest when there is a change of control of the Company. Finally, the Company has blank check preferred, which allows it to issue preferred stock with terms attached that could make the Company an unattractive takeover target. The Board of Directors is unaware of any pending or proposed effort to take control of the Company or to change management and there have been no contacts or negotiations with the Board of Directors in this connection.

        Shareholders have no preemptive rights to purchase any additional shares of Class A Common Stock that may be issued, other than the preemptive rights that holders of Series H Convertible Preferred Stock have in certain limited circumstances. Accordingly, the issuance of additional shares of Class A Common Stock would likely reduce the percentage interest of current shareholders in the total outstanding shares of Common Stock. The terms of the additional shares of Class A Common Stock will be identical to those of the currently outstanding Class A Common Stock.

RECOMMENDATION AND VOTE

        An affirmative vote of the holders of the majority of shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Class A Common Stock from 75 million to 120 million shares of Class A Common Stock.

The Board of Directors deems proposal No. 2 to be in the best interests of the Company and its shareholders and recommends that the shareholders vote "FOR" this proposed amendment to the Restated Certificate of Incorporation.

 OTHER MATTERS

        Representatives of KPMG LLP, the Company's independent public accountants, are expected to be present at the meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters, which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

        All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Altman Group may be retained to assist in the solicitation of proxies for a negotiated fee plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy materials for the 2004 Annual Meeting should be addressed to the Company's Secretary, Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received by April 15, 2004. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

By Order of the Board of Directors,
Gerard T. Feeney Secretary
Wave Systems Corp. Lee, Massachusetts
August 7, 2003

        The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (without exhibits). The Annual Report on Form 10-K is incorporated herein by reference. Requests should be made to Wave Systems Corp., Attention: Mr. Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238.

APPENDIX A

AUDIT COMMITTEE CHARTER
WAVE SYSTEMS CORP.

STATEMENT OF PURPOSE

        The Audit Committee is appointed by the Board of Directors of the Company (the "Board") to: (A) assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditor; and (B) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

MEMBERSHIP

        There shall be at least three members of the Audit Committee, all of whom shall be independent, as defined by the NASD Marketplace rules. All members of the Audit Committee shall be "financially literate", as required by the NASD Marketplace rules, and at least one member shall be an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission. An Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee accept any consulting, advisory, or other compensatory fee from the Company or have any other affiliation with the Company or any of its subsidiaries. An Audit Committee member may not own or control, directly or indirectly, 20% or more of the Company's voting stock. A member of the Company's Audit Committee shall not simultaneously serve on the audit committees of more than three public companies unless the Board affirmatively determines that such simultaneous service would not impair the ability of the member to serve effectively on the Company's Audit Committee.

DUTIES AND RESPONSIBILITIES

        The Audit Committee shall:

1.
Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2.
Appoint and oversee the work of the independent auditor, which shall report to the Audit Committee, and meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

3.
Pre-approve any auditing services provided by the independent auditor to the Company.

4.
Pre-approve any permissible non-audit services, including tax services, provided to the Company by its independent auditor unless such non-audit services satisfy the following three criteria: (i) the aggregate cost of the services provided to the Company constitutes 5% or less of the total payments made to the independent auditor during that fiscal year, (ii) the services provided were not recognized by the Company at the time of engagement as non-audit services, and (iii) the services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee prior to completion.

5.
Determine the compensation to be paid to the independent auditor.

6.
Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

7.
Obtain and review, at least annually, a report by the independent auditor describing: (1) the independent auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company. Discuss such reports in regards to the auditor's independence with the auditor, and if so determined by the Audit Committee, take appropriate action to insure the independence of the auditor.

8.
Set clear hiring policies for employees or former employees of the independent auditor.

9.
Confirm with the independent auditor that the lead partner and reviewing partner are rotated after performing audit services for the Company for five consecutive years.

10.
Review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

11.
Review with management and the independent auditor, prior to inclusion in any report filed by the Company with the Securities and Exchange Commission, the Company's audited financial statements and quarterly financial statements, together with the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

12.
Meet periodically with management, in person or by telephone, to review the Company's policies with respect to risk assessment and risk management.

13.
Review and evaluate any report prepared by the independent auditor for the Audit Committee.

14.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

15.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

a.
Any restrictions on the scope of activities or access to required information, and

b.
Any changes required in the planned scope of the audit.

16.
Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17.
Conduct an appropriate review of all related party transactions on an ongoing basis and review potential conflict of interest situations where appropriate.

18.
Meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

19.
Engage independent counsel and other advisors the Audit Committee determines are necessary to carry out its duties and is in the best interest of the Company and the shareholders of the Company.

2

20.
Request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee.

21.
Resolve disagreements, if any, between management and the independent auditor.

22.
Report to the Board at least annually on the conduct of the audit committee's affairs.

23.
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

ANNUAL PERFORMANCE EVALUATION OF THE AUDIT COMMITTEE

        The Audit Committee shall conduct an annual evaluation of its performance and shall establish procedures for such evaluation.

3

WAVE SYSTEMS CORP.

PROXY
For the 2003 Annual Meeting of the Stockholders of Wave Systems Corp.

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Gerard T. Feeney, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the 2003 Annual Meeting of the Company to be held at The Metropolitan Hotel, 569 Lexington Avenue, New York, New York, on Wednesday, August 27, 2003, commencing at 4 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

(Continued and to be signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

2003 Annual Meeting of Stockholders
WAVE SYSTEMS CORP.

August 27, 2003

Please Detach and mail in the Envelope Provided

The Board of Directors recommends a vote FOR the proposal listed below. Please mark your vote with an "X", as in this example: ☒

1.
Election of Directors:

☐
FOR all nominees listed: John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague except vote withheld from following nominees listed in space below (if any):

☐
VOTE WITHHELD FOR all nominees

☐
ABSTAIN

2.
To consider and act upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock that the Company is authorized to issue from 75,000,000 to 120,000,000.

☐
FOR

☐
AGAINST

☐
ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted FOR Proposals 1 and 2.

Dated: , 2003
Signature

NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 75,000,000 TO 120,000,000
OTHER MATTERS
STOCKHOLDER PROPOSALS
AUDIT COMMITTEE CHARTER WAVE SYSTEMS CORP.